EXHIBIT 99.1

For Immediate Release


       ACCUPOLL RECEIVES EXPECTED NOTICE RELATED TO DELAYED FILING OF 10-Q

TUSTIN, CA - May 24, 2004 - AccuPoll, Inc. (OCTBB: ACUPE), a developer of Direct Recording Electronic (DRE) voting systems, today announced that as a result of a delay in the filing of its 10-Q with the Securities and Exchange Commission
(SEC), the Company has received a notice that AccuPoll will begin trading under the symbol ACUPE effective immediately.

The Company expects for this listing to remain in effect for the duration of the week, after which it plans to submit its completed filing. At that time, AccuPoll expects that trading will resume under its former ticker symbol ACUP.

ABOUT ACCUPOLL HOLDING CORP.
Headquartered in Tustin, CA AccuPoll is the developer of a federally qualified electronic voting system featuring an intuitive touch screen input and a voter verified paper audit trail that can be confirmed by the voter at the time the ballot is cast, creating a permanent paper audit trail as mandated in the "Help America Vote Act of 2002" (HAVA).

AccuPoll has the support of many voters, election officials and special needs advocates in the United States with its innovative approach to recording and counting votes. AccuPoll works with all levels of government to insure the integrity, security and accuracy of elections.

For additional information, visit www.accupoll.com.

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SAFE HARBOR STATEMENT:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's reports and registration statements filed with the Securities and Exchange Commission.

Source: AccuPoll Holding Corp. TICKER: ACUPE

Contact Public Relations               Contact Investor Relations:

Geoff Mordock                          John Stiles
AccuPoll                               John Stiles & Associates (for AccuPoll)
(949) 200-4000                         (314) 994-0560
-or-
Carol Warren
Antarra Communications
(714) 891-3660